Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2021 First Quarter Financial Results

•	GAAP EPS up 16% year-over-year to $0.72, non-GAAP EPS up 15% to $0.93
•	Fusion ERP cloud revenue up 33%, NetSuite ERP cloud revenue up 23%

REDWOOD SHORES, Calif., September 10, 2020 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2021 Q1 results. Total quarterly revenues were up 2% year-over-year in USD and in constant currency to $9.4 billion compared to Q1 last year. Cloud services and license support revenues were up 2% in USD and in constant currency to $6.9 billion. Cloud license and on-premise license revenues were up 9% in USD and 8% in constant currency to $886 million.

Q1 GAAP operating income was up 12% to $3.2 billion and GAAP operating margin was 34%. Non-GAAP operating income was up 9% to $4.2 billion and non-GAAP operating margin was 45%. GAAP net income was up 5% to $2.3 billion, and non-GAAP net income was up 4% to $2.9 billion. GAAP earnings per share was up 16% to $0.72, while non-GAAP earnings per share was up 15% to $0.93.

Short-term deferred revenues were $9.9 billion. Operating cash flow was $13.1 billion during the trailing twelve months.

“Q1 was fantastic with total revenue beating guidance by more than $150 million, and non-GAAP earnings per share beating guidance by $0.07,” said Oracle CEO, Safra Catz. “Our cloud applications businesses continued their rapid revenue growth with Fusion ERP up 33% and NetSuite ERP up 23%. We now have 7,300 Fusion ERP customers and 23,000 NetSuite ERP customers in the Oracle Cloud. Our infrastructure businesses are also growing rapidly as revenue from Zoom more than doubled from Q4 last year to Q1 in this year. I have a high level of confidence that our revenue will accelerate as we move on past COVID-19.”

“I believe that the Oracle Cloud offers better Infrastructure-as-a-Service (IaaS) technology than any other cloud vendor,” said Oracle Chairman and CTO, Larry Ellison. “The really good news here is that I’m not the only one who thinks that’s true. Here is an approved quote from IDC.”

“In the 2020 Industry CloudPath survey that IDC recently released where it surveyed 935 IaaS customers on their satisfaction with top IaaS vendors including Oracle, Amazon Web Services, Microsoft, IBM, Google Cloud . . . . Oracle IaaS (OCI) received the highest satisfaction score AND the biggest year-over-year score increase of all IaaS vendors. In addition, 86% of those surveyed said they expect their spend on Oracle IaaS (OCI) to increase in the future.”

The board of directors declared a quarterly cash dividend of $0.24 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on October 8, 2020, with a payment date of October 22, 2020.

A complete list of customers mentioned on the earnings conference call and more, which have purchased Oracle Cloud services, or went live on Oracle Cloud during the quarter will be available at www.oracle.com/customers/earnings.

Q1 Fiscal 2021 Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 2:00 p.m. Pacific. A live and replay webcast will be available on the Oracle Investor Relations website at http://www.oracle.com/investor. In addition, Oracle’s Q1 results and financial tables are available on the Oracle Investor Relations website.

A replay of the conference call will also be available by dialing (855) 859-2056 or (404) 537-3406, Passcode: 3270019.

About Oracle

The Oracle Cloud offers a complete suite of integrated applications for Sales, Service, Marketing, Human Resources, Finance, Supply Chain and Manufacturing, plus Highly-Automated and Secure Generation 2 Infrastructure featuring the Oracle Autonomous Database. For more information about Oracle (NYSE:ORCL), visit us at www.oracle.com or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

# # #

Trademarks

Oracle and Java are registered trademarks of Oracle and/or its affiliates. Other names may be trademarks of their respective owners.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding our future revenue acceleration and increased customer purchases, are "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) The COVID-19 pandemic has affected how we and our customers are operating our respective businesses, and the duration and extent to which this will impact our future results of operations and our overall financial performance remains uncertain. (2) Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services. (3) Our cloud strategy, including our Oracle Cloud Software-as-a-Service and Infrastructure-as-a-Service offerings, may adversely affect our revenues and profitability. (4) We might experience significant coding, manufacturing or configuration errors in our cloud, license and hardware offerings. (5) If the security measures for our products and services are compromised and as a result, our data, our customers' data or our IT systems are accessed improperly, made unavailable, or improperly modified, our products and services may be perceived as vulnerable, our brand and reputation could be damaged, the IT services we provide to our customers could be disrupted, and customers may stop using our products and services, all of which could reduce our revenue and earnings, increase our expenses and expose us to legal claims and regulatory actions. (6) Our business practices with respect to data could give rise to operational interruption, liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to privacy and data protection. (7) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (8) If we are unable to compete effectively, the results of operations and prospects for our business could be harmed. (9) Our international sales and operations subject us to additional risks that can adversely affect our operating results. (10) Acquisitions present many risks and we may not achieve the financial and strategic goals that were contemplated at the time of a transaction. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of September 10, 2020. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q1 FISCAL 2021 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended August 31,				% Increase	% Increase (Decrease)
	2020	% of Revenues	2019	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$6,947	74%	$6,805	74%	2%	2%
Cloud license and on-premise license	886	9%	812	9%	9%	8%
Hardware	814	9%	815	9%	0%	0%
Services	720	8%	786	8%	(8%)	(8%)
Total revenues	9,367	100%	9,218	100%	2%	2%
OPERATING EXPENSES
Cloud services and license support	1,011	11%	982	11%	3%	3%
Hardware	246	2%	272	3%	(9%)	(9%)
Services	623	7%	703	8%	(11%)	(11%)
Sales and marketing	1,854	20%	2,018	22%	(8%)	(8%)
Research and development	1,589	17%	1,557	17%	2%	3%
General and administrative	295	3%	292	3%	1%	2%
Amortization of intangible assets	345	4%	414	4%	(17%)	(17%)
Acquisition related and other	19	0%	25	0%	(23%)	(22%)
Restructuring	174	2%	78	1%	123%	122%
Total operating expenses	6,156	66%	6,341	69%	(3%)	(3%)
OPERATING INCOME	3,211	34%	2,877	31%	12%	11%
Interest expense	(614)	(6%)	(494)	(5%)	24%	24%
Non-operating (expenses) income, net	(2)	0%	99	1%	102%	99%
INCOME BEFORE PROVISION FOR INCOME TAXES	2,595	28%	2,482	27%	5%	4%
Provision for income taxes	344	4%	345	4%	0%	(1%)
NET INCOME	$2,251	24%	$2,137	23%	5%	4%
EARNINGS PER SHARE:
Basic	$0.74		$0.64
Diluted	$0.72		$0.63
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,041		3,317
Diluted	3,107		3,410

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended August 31, 2020 compared with the corresponding prior year period increased our operating income by 1 percentage point.

ORACLE CORPORATION

Q1 FISCAL 2021 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended August 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2020 GAAP	Adj.	2020 Non-GAAP	2019 GAAP	Adj.	2019 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$9,367	$1	$9,368	$9,218	$2	$9,220	2%	2%	2%	2%
Cloud services and license support	6,947	1	6,948	6,805	2	6,807	2%	2%	2%	2%
TOTAL OPERATING EXPENSES	$6,156	$(966)	$5,190	$6,341	$(963)	$5,378	(3%)	(4%)	(3%)	(3%)
Stock-based compensation (3)	428	(428)	—	446	(446)	—	(4%)	*	(4%)	*
Amortization of intangible assets (4)	345	(345)	—	414	(414)	—	(17%)	*	(17%)	*
Acquisition related and other	19	(19)	—	25	(25)	—	(23%)	*	(22%)	*
Restructuring	174	(174)	—	78	(78)	—	123%	*	122%	*
OPERATING INCOME	$3,211	$967	$4,178	$2,877	$965	$3,842	12%	9%	11%	8%
OPERATING MARGIN %	34%		45%	31%		42%	307 bp.	293 bp.	283 bp.	268 bp.
INCOME TAX EFFECTS (5)	$344	$336	$680	$345	$339	$684	0%	(1%)	(1%)	(1%)
NET INCOME	$2,251	$631	$2,882	$2,137	$626	$2,763	5%	4%	4%	4%
DILUTED EARNINGS PER SHARE	$0.72		$0.93	$0.63		$0.81	16%	15%	15%	14%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,107	—	3,107	3,410	—	3,410	(9%)	(9%)	(9%)	(9%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended August 31, 2020			Three Months Ended August 31, 2019
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$30	$(30)	$—	$31	$(31)	$—
Hardware	3	(3)	—	3	(3)	—
Services	12	(12)	—	14	(14)	—
Sales and marketing	71	(71)	—	88	(88)	—
Research and development	276	(276)	—	271	(271)	—
General and administrative	36	(36)	—	39	(39)	—
Total stock-based compensation	$428	$(428)	$—	$446	$(446)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of August 31, 2020 was as follows:

Remainder of fiscal 2021	$1,012
Fiscal 2022	1,106
Fiscal 2023	682
Fiscal 2024	445
Fiscal 2025	126
Fiscal 2026	24
Thereafter	10
Total intangible assets, net	$3,405

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 13.3% and 13.9% in the first quarter of fiscal 2021 and 2020, respectively, and an effective non-GAAP tax rate of 19.1% and 19.8% in the first quarter of fiscal 2021 and 2020, respectively. The differences in our GAAP and non-GAAP tax rates in the periods presented were primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

Q1 FISCAL 2021 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	August 31, 2020	May 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$27,276	$37,239
Marketable securities	15,003	5,818
Trade receivables, net	4,576	5,551
Prepaid expenses and other current assets	3,084	3,532
Total Current Assets	49,939	52,140
Non-Current Assets:
Property, plant and equipment, net	6,401	6,244
Intangible assets, net	3,405	3,738
Goodwill, net	43,867	43,769
Deferred tax assets	3,152	3,252
Other non-current assets	6,782	6,295
Total Non-Current Assets	63,607	63,298
TOTAL ASSETS	$113,546	$115,438
LIABILITIES AND EQUITY
Current liabilities:
Notes payable, current	$2,997	$2,371
Accounts payable	534	637
Accrued compensation and related benefits	1,390	1,453
Deferred revenues	9,875	8,002
Other current liabilities	3,952	4,737
Total Current Liabilities	18,748	17,200
Non-Current Liabilities:
Notes payable and other borrowings, non-current	67,769	69,226
Income taxes payable	12,690	12,463
Other non-current liabilities	4,199	3,832
Total Non-Current Liabilities	84,658	85,521
Equity	10,140	12,717
TOTAL LIABILITIES AND EQUITY	$113,546	$115,438

ORACLE CORPORATION

Q1 FISCAL 2021 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Three Months Ended August 31,
	2020	2019
Cash Flows From Operating Activities:
Net income	$2,251	$2,137
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	356	336
Amortization of intangible assets	345	414
Deferred income taxes	173	(14)
Stock-based compensation	428	446
Other, net	78	60
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	1,077	1,313
Decrease in prepaid expenses and other assets	380	481
Decrease in accounts payable and other liabilities	(294)	(813)
Decrease in income taxes payable	(586)	(121)
Increase in deferred revenues	1,745	1,761
Net cash provided by operating activities	5,953	6,000
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(10,678)	(216)
Proceeds from maturities of marketable securities and other investments	1,459	879
Proceeds from sales of marketable securities	—	12,111
Acquisitions, net of cash acquired	—	(2)
Capital expenditures	(436)	(386)
Net cash (used for) provided by investing activities	(9,655)	12,386
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(4,945)	(5,005)
Proceeds from issuances of common stock	567	316
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(478)	(514)
Payments of dividends to stockholders	(730)	(795)
Repayments of borrowings	(1,000)	(1,750)
Other, net	93	(54)
Net cash used for financing activities	(6,493)	(7,802)
Effect of exchange rate changes on cash and cash equivalents	232	(15)
Net (decrease) increase in cash and cash equivalents	(9,963)	10,569
Cash and cash equivalents at beginning of period	37,239	20,514
Cash and cash equivalents at end of period	$27,276	$31,083

ORACLE CORPORATION

Q1 FISCAL 2021 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2020				Fiscal 2021
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$13,829	$13,796	$13,947	$13,139	$13,092

Capital Expenditures	(1,663)	(1,591)	(1,544)	(1,564)	(1,614)

Free Cash Flow	$12,166	$12,205	$12,403	$11,575	$11,478

% Growth over prior year	(12%)	(11%)	(6%)	(10%)	(6%)

GAAP Net Income	$10,955	$10,933	$10,759	$10,135	$10,249

Free Cash Flow as a % of Net Income	111%	112%	115%	114%	112%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q1 FISCAL 2021 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2020					Fiscal 2021
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services and license support	$6,805	$6,811	$6,930	$6,845	$27,392	$6,947				$6,947
Cloud license and on-premise license	812	1,126	1,231	1,959	5,127	886				886
Hardware	815	871	857	901	3,443	814				814
Services	786	806	778	735	3,106	720				720
Total revenues	$9,218	$9,614	$9,796	$10,440	$39,068	$9,367				$9,367
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	3%	3%	4%	1%	3%	2%				2%
Cloud license and on-premise license	(6%)	(7%)	(2%)	(22%)	(12%)	9%				9%
Hardware	(10%)	(2%)	(6%)	(9%)	(7%)	0%				0%
Services	(3%)	(1%)	(1%)	(11%)	(4%)	(8%)				(8%)
Total revenues	0%	1%	2%	(6%)	(1%)	2%				2%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services and license support	4%	4%	5%	3%	4%	2%				2%
Cloud license and on-premise license	(6%)	(7%)	0%	(21%)	(11%)	8%				8%
Hardware	(9%)	(1%)	(5%)	(7%)	(6%)	0%				0%
Services	(2%)	0%	0%	(8%)	(3%)	(8%)				(8%)
Total revenues	2%	1%	3%	(4%)	0%	2%				2%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$2,704	$2,753	$2,809	$2,749	$11,015	$2,816				$2,816
Infrastructure cloud services and license support	4,101	4,058	4,121	4,096	16,377	4,131				4,131
Total cloud services and license support revenues	$6,805	$6,811	$6,930	$6,845	$27,392	$6,947				$6,947
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	5%	5%	6%	1%	4%	4%				4%
Infrastructure cloud services and license support	2%	1%	2%	0%	1%	1%				1%
Total cloud services and license support revenues	3%	3%	4%	1%	3%	2%				2%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	6%	6%	7%	3%	5%	4%				4%
Infrastructure cloud services and license support	3%	2%	4%	3%	3%	1%				1%
Total cloud services and license support revenues	4%	4%	5%	3%	4%	2%				2%
GEOGRAPHIC REVENUES
Americas	$5,150	$5,304	$5,363	$5,746	$21,563	$5,068				$5,068
Europe/Middle East/Africa	2,553	2,695	2,835	2,952	11,035	2,738				2,738
Asia Pacific	1,515	1,615	1,598	1,742	6,470	1,561				1,561
Total revenues	$9,218	$9,614	$9,796	$10,440	$39,068	$9,367				$9,367

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020 and 2019 for the fiscal 2021 and fiscal 2020 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q1 FISCAL 2021 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

• Cloud services and license support revenues: Business combination accounting rules require us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support revenues are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses primarily consist of personnel related costs for transitional and certain other employees, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses generally diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur these expenses in connection with any future acquisitions and/or strategic initiatives.